Exhibit 4.11

TRINITY ACQUISITION PLC
Issuer
WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY
Holdings
WILLIS NETHERLANDS HOLDINGS B.V.
WILLIS INVESTMENT UK HOLDINGS LIMITED
TA I LIMITED
TA II LIMITED
TA III LIMITED
TA IV LIMITED
WILLIS GROUP LIMITED
WILLIS NORTH AMERICA INC.
the Guarantors
and
THE BANK OF NEW YORK MELLON
Trustee

Fourth Supplemental Indenture
Dated as of December 22, 2010
to the
Indenture
Dated as of March 6, 2009, as amended

          Supplemental Indenture (this “Supplemental Indenture”), dated as of December 22, 2010, among TRINITY ACQUISITION PLC (the “Issuer”), WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY (“Holdings”), WILLIS NETHERLANDS HOLDINGS B.V., WILLIS INVESTMENT UK HOLDINGS LIMITED, TA I LIMITED (the “Guaranteeing Entity”), TA II LIMITED, TA III LIMITED, TA IV LIMITED, WILLIS GROUP LIMITED and WILLIS NORTH AMERICA INC. and THE BANK OF NEW YORK MELLON, as trustee (the “Trustee”).
W I T N E S S E T H
          WHEREAS, each of the Issuer, Holdings and the Guarantors (as defined in the Indenture referred to below) has heretofore executed and delivered to the Trustee an indenture, dated as of March 6, 2009, and supplemented by the First Supplemental Indenture, dated as of November 18, 2009, the Second Supplemental Indenture, dated as of December 31, 2009 and the Third Supplemental Indenture, dated as of March 18, 2010 (together, the “Indenture”), providing for the issuance of $500,000,000 aggregate principal amount of 12.875% Senior Notes due 2016 (the “Notes”);
          WHEREAS, Section 5.01(a)(ii) of the Indenture provides that upon the transfer of all or substantially all of a Guarantor’s properties and assets to another person, such person must expressly assume the obligations of such Guarantor under the Notes and the Indenture pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee;
          WHEREAS, Section 10.06 of the Indenture provides that a Guarantee by a Guarantor shall be automatically and unconditionally released and discharged upon a transfer of all or substantially all of the assets of such Guarantor, which transfer is made in compliance with the applicable provisions of the Indenture;
          WHEREAS, the Indenture provides that, under certain circumstances, the Guaranteeing Entity shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);
          WHEREAS, TA II Limited and TA III Limited are on the date hereof transferring all or substantially all of their respective properties and assets to TA I Limited, as the Guaranteeing Entity and TA IV Limited (together with TA II Limited and TA III Limited, the “Transferring Guarantors”), is on the date hereof transferring all or substantially all of its properties and assets to the Issuer, and the Guaranteeing Entity desires to assume all the obligations of the TA II Limited and TA III Limited under the Indenture and the Notes, including all obligations of a Guarantor under Article 10 of the Indenture (the “Guaranteed Obligations”);
          WHEREAS, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree as follows:
(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
(2) Agreement to Assume Obligations and to Guarantee. The Guaranteeing Entity hereby agree as follows:
(a) Pursuant to Section 5.01(a)(ii) of the Indenture, the Guaranteeing Entity expressly assumes the obligations of each of TA II Limited and TA III Limited under the Notes and the Indenture.
(b) Pursuant to Section 5.01(b) and Section 10.06 of the Indenture, each of the Transferring Guarantors hereby ceases to have any obligations under the Notes and the Indenture and each is hereby automatically and unconditionally released and discharged from its Guarantee.
(c) Pursuant to Section 5.01(a)(v), the Guaranteeing Entity, along with all Guarantors named in the Indenture, hereby agrees to jointly and severally, absolutely and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
     (i) the principal of and interest and Additional Amounts, if any, and premium, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, demand, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same obligations will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Entity shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
(d) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

(e) The following is hereby waived: any defense arising by reason of any disability or other defense of the Issuer or the Guaranteeing Entity, or the cessation from any cause whatsoever (including any act or omission of any Obligor) of the liability of the Issuer; (ii) any defense based on any claim that the Guaranteeing Entity obligations exceed or are more burdensome than those of the Issuer; (iii) the benefit of any statute of limitations affecting the Guaranteeing Entity’s liability hereunder; (iv) any right to proceed against the Issuer, proceed against or exhaust any security for the Obligations under the Financing Documents, or pursue any other remedy in the power of any Obligor whatsoever; (v) any benefit of and any right to participate in any security now or hereafter held by any Obligor; and (vi) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guaranteeing Entity expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations under the Financing Documents, and all notices of acceptance of the Guarantee or of the existence, creation or incurrence of new or additional Obligations under the Financing Documents.
(f) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Entity accepts all obligations of a Guarantor under the Indenture.
(g) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Entity), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
(h) The Guaranteeing Entity shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
(i) As between the Guaranteeing Entity, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Entity for the purpose of this Guarantee.
(j) The Guaranteeing Entity shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.

(k) Pursuant to Section 10.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 10 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Entity under this Guarantee will not constitute a fraudulent transfer or conveyance.
(l) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference”, “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
(m) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
(n) This Guarantee shall be a general unsecured senior obligation of such Guaranteeing Entity, ranking pari passu with any other future senior Indebtedness of such Guaranteeing Entity, if any.
(o) Each payment to be made by the Guaranteeing Entity in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
(p) The Guaranteeing Entity consents and agree that the Holders may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (i) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations under the Financing Documents or any part thereof; and (ii) release or substitute one or more of any endorsers or other guarantors of any of the Obligations under the Financing Documents. Without limiting the generality of the foregoing, the Guarantors consent to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guaranteeing Entity under this Supplemental Indenture or which, but for this provision, might operate as a discharge of such Guaranteeing Entity.
     (3) Conditions Precedent to Effectiveness. This Guarantee shall become effective upon the satisfaction of each of the conditions precedent set forth in this Section 3:

(a) The Trustee shall have received a certificate of the Guaranteeing Entity, dated as of the date hereof, as to the authority and signatures of those Persons authorized to execute, deliver, perform and to act with respect to each instrument, agreement or other document to be executed in connection with the transactions contemplated in connection herewith, upon which certificate the Trustee and each Holder, including each assignee (whether or not it shall have then become a party hereto), may conclusively rely until it shall have received a further certificate of the Guaranteeing Entity canceling or amending such prior certificate;
(b) The Trustee shall have received a copy of the organization documents of the Guaranteeing Entity, each certified in a manner reasonably satisfactory to the Trustee, and a copy of the certificate of registration or incorporation, as applicable, and, if applicable, a certificate of good standing for the Guaranteeing Entity issued by the appropriate governmental office in its jurisdiction of organization;
(c) The Trustee shall have received executed counterparts of this Supplemental Indenture;
(d) The Trustee shall have received a certificate of the Guaranteeing Entity addressed to the Trustee and the Holders, dated as of the date hereof, in form and substance reasonably satisfactory to the Trustee, to the effect that, as of such date all conditions set forth in this Section 3 have been fulfilled;
(e) The Trustee shall have received such other instruments, agreements, legal opinions addressed to the Trustee and, during any period which is a Holding Period, the Required Holders (including legal opinions regarding corporate, enforceability and security matters) as it shall request.
          (4) Execution and Delivery. The Guaranteeing Entity agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          (5) Merger, Consolidation or Sale of All or Substantially All Assets. The Guaranteeing Entity may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Entity is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person except as provided in Article 5 of the Indenture.
          (6) Releases. The Guarantee of the Guaranteeing Entity shall be automatically and unconditionally released and discharged, and no further action by such Guaranteeing Entity, the Issuer or the Trustee is required for the release of such Guaranteeing Entity’s Guarantee, upon:
(i) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of the Guaranteeing Entity (including any sale, exchange or transfer), after which such Guaranteeing Entity is no longer a Subsidiary of Holdings or all or substantially all the assets of such Guaranteeing Entity, which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture; or
(B) the Issuer exercising its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 of the Indenture or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and
(ii) delivery by such Guaranteeing Entity to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.
          (7) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Entity shall have any liability for any obligations of the Issuer or the Guarantors (including such Guaranteeing Entity) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          (8) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (9) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (10) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction hereof.
          (11) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the other parties hereto.
          (12) Subrogation. The Guaranteeing Entity shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by such Guaranteeing Entity pursuant to the provisions of Section 2 hereof and Section 10.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, such Guaranteeing Entity shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.
          (13) Benefits Acknowledged. The Guaranteeing Entity’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Entity acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

          (14) Successors. All agreements of the Guaranteeing Entity in this Supplemental Indenture shall bind its successors, except as otherwise provided in Section 2(n) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

TA I LIMITED, as Guaranteeing Entity
By:	/s/ Stephen Wood
	Name:	Stephen Wood
	Title:	Director

TRINITY ACQUISITION PLC WILLIS INVESTMENT UK HOLDINGS LIMITED WILLIS GROUP LIMITED
By:	/s/ Stephen Wood
	Name:	Stephen Wood
	Title:	Director

TA II LIMITED TA III LIMITED TA IV LIMITED
By:	/s/ Stephen Wood
	Name:	Stephen Wood
	Title:	Director

[Signature page to the Fourth Supplemental Indenture]

WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY

PRESENT when the common seal of WILLIS GROUP HOLDINGS PUBLIC LIMITED COMPANY was affixed to this Deed:-	/s/Michael K. Neborak DIRECTOR/ MEMBER OF SEALING COMMITTEE

/s/ Adam C. Ciongoli DIRECTOR/ MEMBER OF SEALING COMMITTEE

Witness’s signature:
Name:
Address:
Occupation:
[Signature page to the Fourth Supplemental Indenture]

WILLIS NETHERLANDS HOLDINGS B.V.
By:	/s/ Adriaan Cornelis Konijnendijk
	Name:	Adriaan Cornelis Konijnendijk
	Title:	Managing Director A

[Signature page to the Fourth Supplemental Indenture]

WILLIS NORTH AMERICA INC.
By:	/s/ Victor Krauze
	Name:	Victor Krauze
	Title:	Chief Executive Officer

[Signature page to the Fourth Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Timothy E. Burke
	Name:	Timothy E. Burke
	Title:	Vice President

[Signature page to the Fourth Supplemental Indenture]